    As Filed With the Securities and Exchange Commission on August 6, 1999
                                             Registration No. 333-___________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                             SOURCINGLINK.NET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     98-0132465
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

          650 CASTRO STREET, SUITE 210, MOUNTAIN VIEW, CALIFORNIA 94041
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  ------------

                          EMPLOYEE STOCK PURCHASE PLAN
                            1999 STOCK INCENTIVE PLAN
                             1997 STOCK OPTION PLAN
                                STOCK OPTION PLAN
                           (FULL TITLES OF THE PLANS)

                                  ------------

                            Sean M. Maloy, President
                             SourcingLink.net, Inc.
                          650 Castro Street, Suite 210
                         Mountain View, California 94041
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (650) 966-1214
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                             Bruce W. Feuchter, Esq.
                             Jeffrey B. Coyne, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                                PAGE 1 OF 10 PAGES
                             EXHIBIT INDEX ON PAGE 8

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
  Title of Securities        Amount To Be          Proposed Maximum       Proposed Maximum          Amount of
   To Be Registered         Registered(1)           Offering Price       Aggregate Offering     Registration Fee
                                                      Per Share                 Price
====================================================================================================================
   Common Stock,            6,200,000 shares             (2)             $ 17,084,430 (2)          $ 4,750.00
   $ 0.001 par value
====================================================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Employee Stock Purchase Plan (the "ESPP"), the 1999 Stock Incentive Plan (the "1999 Plan"), the 1997 Stock Option Plan, as amended (the "1997 Plan"), and the Stock Option Plan (the "Stock Option Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of 3,588,000 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the Stock Option Plan and the 1997 Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $2.11 per share. With respect to the 2,112,000 shares of Common Stock registered hereby which would be issued upon exercise of the remaining options and rights to purchase which Registrant is authorized to issue under its Stock Option Plan, 1997 Plan, and 1999 Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the last sale reported by the OTC Bulletin Board for the Common Stock on July 19, 1999, which was $3.75 per share. For the purpose of the remaining 500,000 shares of Common Stock registered hereby which would be issued upon exercise of the remaining rights to purchase which Registrant is authorized to issue under its ESPP the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the per share price of $3.1875, or 85% of the last per share sale price reported by the OTC Bulletin Board for the Common Stock on July 19, 1999, which was $3.75.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the transition period from July 1, 1998 to March 31, 1999 filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "1934 Act') on June 21, 1999;

         (b) All other reports filed by the Registrant purusant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the report referred to in (a) above;

         (c) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under
Section 12 of the 1934 Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Registrant maintains liability insurance for its officers and directors.

         In addition, the Registrant's Certificate of Incorporation provides that, pursuant to the DGCL, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Registrant), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

         NUMBER                     DESCRIPTION

            4.1 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit B to the Registrant's Proxy Statement filed pursuant to Section 14(a) of the 1934 Act on June 17, 1999).

            4.2 1999 Stock Incentive Plan (incorporated herein by reference to Exhibit B to the Registrant's Proxy Statement filed pursuant to Section 14(a) of the 1934 Act on June 17, 1999).

            4.3 1997 Stock Option Plan (the "1997 Plan"), as amended (incorporated herein by reference to Exhibit 10.7 to Form 10-KSB filed on June 21, 1999).

            4.4 Stock Option Plan (the "Stock Option Plan") (incorporated herein by reference to Exhibit 10.10.5 to Form 10-KSB filed on June 21, 1999).

            5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

            23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

            23.2 Consent of PricewaterhouseCoopers LLP, independent auditors.

            24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 30 day of July, 1999.

                                  SOURCINGLINK.NET, INC.
                                  (Registrant)


                                  /s/ Sean M. Maloy
                                ------------------------------------------------
                                  Sean M. Maloy, President and Chief Executive
                                  Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of SourcingLink.net, Inc. do hereby constitute and appoint Sean M. Maloy our true and lawful attorney and agent, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




          SIGNATURE                                         TITLE                                      DATE
          ---------                                         -----                                      ----



              /S/ SEAN M. MALOY
    ----------------------------------
                SEAN M. MALOY                        President and Chief Executive Officer            July 30, 1999
                                                     (Principal Executive Officer)



              /S/ GARY DAVIDSON
    ----------------------------------
                GARY DAVIDSON                        Vice President of Finance and                    July 30, 1999
                                                     Chief Financial Officer
                                                     (Principal Financial and Accounting Officer)



          /S/ MARCEL VAN HEESEWIJK
    ----------------------------------
            MARCEL VAN HEESEWIJK                     Chairman of the Board of Directors               July 30, 1999



            /S/ MATTHEUS WEGBRANS
    ----------------------------------
              MATTHEUS WEGBRANS                      Director                                         July 30, 1999




          SIGNATURE                                         TITLE                                      DATE
          ---------                                         -----                                      ----

             /S/ JOHAN VUNDERINK
    ----------------------------------
               JOHAN VUNDERINK                       Director                                         July 30, 1999



             /S/ LOUIS DELMONICO
    ----------------------------------
               LOUIS DELMONICO                       Director                                         July 30, 1999


                                  EXHIBIT INDEX

                                                                                                 SEQUENTIAL
         NUMBER                     DESCRIPTION                                                  PAGE NUMBER
         ------                     -----------                                                  -----------

            4.1            Employee   Stock  Purchase  Plan   (incorporated   herein  by              --
                           reference to Exhibit B to the  Registrant's  Proxy  Statement
                           filed  pursuant to Section  14(a) of the 1934 Act on June 17,
                           1999).

            4.2            1999 Stock Incentive Plan (incorporated herein by                          --
                           reference to Exhibit B to the Registrant's Proxy
                           Statement filed pursuant to Section 14(a) of the 1934
                           Act on June 17, 1999).

            4.3            1997  Stock  Option  Plan  (the  "1997  Plan"),   as  amended              --
                           (incorporated  herein by  reference to  Exhibit 10.7  to Form
                           10-KSB filed on June 21, 1999).

            4.4            Stock Option Plan (the "Stock Option Plan")                                --
                           (incorporated herein by reference to Exhibit 10.10.5
                           to Form 10-KSB filed

            5.1            Opinion of Stradling Yocca Carlson & Rauth, a                               9
                           Professional Corporation, Counsel to the Registrant.

           23.1            Consent of Stradling Yocca Carlson & Rauth, a                              --
                           Professional Corporation (included in the Opinion
                           filed as Exhibit 5.1).

           23.2            Consent of PricewaterhouseCoopers LLP, independent auditors.               10

           24.1            Power of Attorney (included on signature page to the                       --
                           Registration Statement at page S-1).